Exhibit 4.7

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), is entered into as of July 3, 2017, by and among CareDx, Inc., a Delaware corporation with headquarters located at 3260 Bayshore Boulevard, Brisbane, California 94005 (the “Company”), and the investors listed on the Schedule of Investors attached hereto as Exhibit A (individually, an “Investor” and collectively, the “Investors”).

BACKGROUND

A.Each Investor, severally and not jointly, is acquiring from the Company on the date hereof such number of shares of common stock of the Company, par value $0.001 per share (“Common Stock”), set forth opposite such Investor’s name on Exhibit A, in each case pursuant to a Third Amendment to Conditional Share Purchase Agreement and Conversion Agreement by and between each Investor and the Company dated July 1, 2017 (the “Amendments”).

B.In connection with the execution and delivery of the Amendments and the consummation of the transactions contemplated thereby, the Company has agreed to grant the Investors certain registration rights as set forth below.

C.The shares of Common Stock issued to the Investors pursuant to the Amendments are collectively referred to herein as the “Registrable Securities.”

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investors agree as follows:

Article I.
DEFINITIONS

1.1Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Additional Filing Date” means the later of (i) the date sixty (60) days after the date substantially all of the Registrable Securities registered under the immediately preceding Registration Statement are sold, and (ii) the date six (6) months from the Effective Date of the immediately preceding Registration Statement, or, if such date is not a Business Day, the next date that is a Business Day.

“Additional Registration Statement” has the meaning set forth in Section 2.1(a).

“Additional Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to review by the SEC, (a) sixty (60) days after the Additional Filing Date, or (b) five (5) Trading Days after the Company receives notification from the SEC that the Additional Registration Statement will not become subject to review and the Company fails to request to accelerate the effectiveness of the Registration Statement, or (ii) if the Additional Registration Statement becomes subject to review by the SEC, ninety (90) days after the Additional Filing Date, or, if such date is not a Business Day, the next date that is a Business Day.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” has the meaning set forth in the Preamble.

“Amendments” has the meaning set forth in the Background.

“Board” has the meaning set forth in Section 2.1(e)(ii).

“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

“Buy-In” has the meaning set forth in the Section 3.1(b).

“Buy-In Price” has the meaning set forth in the Section 3.1(b).

“Closing” has the meaning set forth in the Amendments.

“Closing Date” has the meaning set forth in the Amendments.

“Closing Price” means, for any date, the closing price per share of the Common Stock for such date (or, if such date is not a Trading Day, the nearest preceding date that is a Trading Day) on the primary Eligible Market or exchange or quotation system on which the Common Stock is then listed or quoted.

“Company” has the meaning set forth in the Preamble.

“Common Stock” has the meaning set forth in the Background.

“Deferral Period” has the meaning set forth in Section 2.1(e)(i).

“DTC” has the meaning set forth in Section 3.1(b).

“Effective Date” means the date that a Registration Statement is first declared effective by the SEC.

“Effectiveness Period” has the meaning set forth in Section 2.1(b).

“Eligible Market” means any of The New York Stock Exchange, Inc., The NYSE MKT LLC, The NASDAQ Global Select Market, the NASDAQ Global Market or The NASDAQ Capital Market.

“Event” has the meaning set forth in Section 2.1(d).

“Event Payments” has the meaning set forth in Section 2.1(d).

“Excluded Events” has the meaning set forth in Section 2.1(d)(ii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Filing Date” means the Initial Filing Date and the Additional Filing Date, as applicable.

“Indemnified Party” has the meaning set forth in Section 2.4(c).

“Indemnifying Party” has the meaning set forth in Section 2.4(c).

“Initial Filing Date” means sixty (60) days after the date hereof or, if such date is not a Business Day, the next date that is a Business Day.

“Initial Registration Statement” has the meaning set forth in Section 2.1(a).

“Initial Required Effectiveness Date” means the date which is the earliest of (i) if the Registration Statement does not become subject to a review by the SEC, (a) one hundred and twenty (120) days after the date of this Agreement or (b) ten (10) Trading Days after the Company receives notification from the SEC that the Registration Statement will not become subject to review, or (ii) if the Registration Statement becomes subject to a full review by the SEC, one hundred and fifty (150) days after the date of this Agreement, or, if such date is not a Business Day, the next date that is a Business Day.

“Investor” has the meaning set forth in the Preamble.

“Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including, without limitation reasonable attorneys’ fees.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Pledge” has the meaning set forth in the Section 3.1(c).

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, a partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the

Prospectus including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” has the meaning set forth in the Background.

“Registration Statement” means each registration statement required to be filed under Article II, including the Initial Registration Statement, all Additional Registration Statements, and, in each case, the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Removal Date” has the meaning set forth in the Section 3.1(b).

“Required Effectiveness Date” means the Initial Required Effectiveness Date and the Additional Required Effectiveness Date, as applicable.

“Rule 144,” “Rule 172,” “Rule 415,” and “Rule 424” means Rule 144, Rule 172, Rule 415 and Rule 424, respectively, promulgated by the SEC pursuant to the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the Securities and Exchange Commission.

“Securities Act” has the meaning set forth in the Section 3.1(b).

“Trading Day” means (a) any day on which the Common Stock is listed or quoted and traded on its primary Trading Market, (b) if the Common Stock is not then listed or quoted and traded on its primary Trading Market, then a day on which trading of the Common Stock occurs on an Eligible Market, or (c) if the Common Stock is not listed or quoted as set forth in clauses (a) or (b) hereof, any Business Day.

“Trading Market” means The NASDAQ Global Select Market or any other Eligible Market, or any national securities exchange, market or trading or quotation facility on which the Common Stock is then listed or quoted.

“Transfer Agent” means Computershare Trust Company, N.A. or any successor transfer agent for the Company.

Article II.
REGISTRATION RIGHTS

2.1Registration Statement.

(a)As promptly as possible, and in any event on or prior to the Initial Filing Date, the Company shall prepare and file with the SEC a Registration Statement covering the resale of all Registrable Securities for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 and shall contain (except if otherwise directed by the Investors or requested by the SEC) the “Plan of Distribution” in substantially the form attached hereto as Exhibit B. To the extent the staff of the SEC does not permit all of the Registrable Securities to be registered on the initial Registration Statement filed pursuant to this Section 2.1(a) (the “Initial Registration Statement”), the Company shall file additional Registration Statements (each an “Additional Registration Statement”), as promptly as possible, and in any event on or prior to the Additional Filing Date, successively trying to register on each such Additional Registration Statement the maximum number of remaining Registrable Securities until all of the Registrable Securities have been registered with the SEC.

(b)The Company shall use its commercially reasonable efforts to cause each Registration Statement to be declared effective by the SEC as promptly as possible after the filing thereof, but in any event prior to the applicable Required Effectiveness Date, and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of the date that all Registrable Securities covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)) (the “Effectiveness Period”); provided that, upon notification by the SEC that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Company shall request acceleration of such Registration Statement within three (3) Trading Days after receipt of such notice and request that it becomes effective on 4:00 p.m. New York City time on the Effective Dave and file a prospectus supplement for any Registration Statement, whether or not required under Rule 424 (or otherwise), by 9:00 a.m. New York City time the day after the Effective Date.

(c)The Company shall notify the Investors in writing promptly (and in any event within two (2) Trading Days) after receiving notification from the SEC that a Registration Statement has been declared effective.

(d)Should an Event (as defined below) occur, then upon the occurrence of such Event, and on every monthly anniversary thereof until the applicable Event is cured, the Company shall pay to each Investor an amount in cash, as liquidated damages and not as a penalty, equal to two percent (2.0%) of the aggregate Conversion Price (as defined in the Amendments) of the Registrable Securities then held by the Investor; provided, however, that the total amount of payments pursuant to this Section 2.1(d) shall not exceed, when aggregated with all such payments paid to all Investors, ten percent (10%) of the aggregate Conversion Price under the Amendments; provided, further, that Events occurring pursuant to clause (iv) of such definition shall not count toward, or be subject to, such ten percent (10%) cap. The payments to which an Investor shall be entitled pursuant to this Section 2.1(d) are referred to herein as “Event Payments.” Any Event Payments payable pursuant to the terms hereof shall apply on a pro-rated basis for any portion of a month prior to the cure of an Event. In the event the Company fails to make Event Payments in a timely manner, such Event Payments shall bear interest at the rate of one and a half percent (1.5%) per month (prorated for partial months) until paid in full. All pro-rated calculations made pursuant to this paragraph shall be based upon the actual number of days in such pro-rated month.

For such purposes, each of the following shall constitute an “Event”:

(i)a Registration Statement is not filed on or prior to its Filing Date or is not declared effective on or prior to its Required Effectiveness Date or does not register all Registrable Securities; provided that if the SEC, by written or oral comment or otherwise, limits the Company’s ability to request effectiveness, or prohibits the effectiveness of, a Registration Statement with respect to any or all the Registrable Securities pursuant to Rule 415, it shall not be a breach or default by the Company under this Agreement and shall not be deemed a failure by the Company to use commercially reasonable efforts;

(ii)except as provided for in Section 2.1(e) (the “Excluded Events”), after the Effective Date of a Registration Statement, an Investor is not permitted to sell Registrable Securities under the Registration Statement (or a subsequent Registration Statement filed in replacement thereof) for any reason (other than the fault of such Investor) for five (5) or more Trading Days (whether or not consecutive);

(iii)except as a result of the Excluded Events, the Common Stock is not listed or quoted, or is suspended from trading, on an Eligible Market for a period of three (3) Trading Days (which need not be consecutive Trading Days) during the Effectiveness Period; and

(iv)at any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at the termination of the Effectiveness Period, if a Registration Statement is not available for the resale of all of the Registrable Securities and the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c);

provided, that Event Payments on the Registrable Securities may not accrue under more than one of the foregoing clauses (i), (ii), (iii) and (iv), at any one time; and provided, further, that (1) upon the filing of the Registration Statement as required hereunder (in the case of Section 2.1(d)(i)), (2) upon the effectiveness of a Registration Statement as required hereunder (in the case of Section 2.1(d)(ii)), (3) upon the resumed trading of the Common Stock (in the case of Section 2.1(d)(iii)), or (4) upon the resumption of an Investor’s ability to resell the Registrable Securities under an effective Registration Statement or the Company’s satisfaction of the current public information requirement under Rule 144(c) of the Securities Act (in the case of Section 2.1(d)(iv)), Event Payments on the Registrable Securities as a result of such clause shall cease to accrue. It is understood and agreed that, notwithstanding any provision to the contrary, no Event Payments shall accrue on any Registrable Securities that are then covered by, and may be sold under, an effective Registration Statement.

(e)Notwithstanding anything in this Agreement to the contrary:

(i)the Company, upon written notice to the Investors, shall be permitted to suspend the availability of a Registration Statement covering the Registrable Securities for any bona fide reason whatsoever for up to fifteen (15) consecutive days (the “Deferral Period”) in any 90-day period without being obligated to pay liquidated damages; provided, that Deferral Periods may not total more than forty-five (45) days in the aggregate in any 12-month period. The Company shall not be required to specify in the written notice to the Investors the nature of the event giving rise to the Deferral Period; and

(ii)the Company may, by written notice to the Investors, suspend sales under a Registration Statement after the Effective Date thereof and/or require that the Investors immediately cease the sale of shares of Common Stock pursuant thereto and/or defer the filing of any subsequent Registration Statement if the Company is engaged in a material merger, acquisition or sale and the Board of Directors of the Company (“Board”) determines in good faith, by appropriate resolutions, that, as a result of such activity, (A) it would be materially detrimental to the Company (other than as relating solely to the price of the Common Stock) to maintain a Registration Statement at such time, or (B) it is in the best interests of the Company to suspend sales under such registration at such time. Upon receipt of such notice, each Investor shall immediately discontinue any sales of Registrable Securities pursuant to such registration until such Investor is advised in writing by the Company that the current Prospectus or amended Prospectus, as applicable, may be used.

In no event, however, shall this right be exercised to suspend sales beyond the period during which (in the good faith determination of the Board) the failure to require such suspension would be materially detrimental to the Company. The Company’s rights under this Section 2.1(d) may be exercised for a period of no more than 20 calendar days at a time and not more than three (3) times in any 12-month period, without such suspension being considered as part of an Event Payment determination. Immediately after the end of any suspension period under this Section 2.1(d), the Company shall take all necessary actions (including filing any required supplemental prospectus) to restore the effectiveness of the applicable Registration Statement and the ability of the Investors to publicly resell their Registrable Securities pursuant to such effective Registration Statement.

2.2Registration Procedures. In connection with the Company’s registration obligations hereunder, the Company shall:

(a)Not less than three (3) Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto, furnish via email to those Investors who have supplied the Company with email addresses copies of all such documents proposed to be filed (or at the request of one or more Investors, only certain sections thereof), which documents (other than any document that is incorporated or deemed to be incorporated by reference therein) will be subject to the review of such Investors. The Company shall reflect in each such document when so filed with the SEC such comments regarding the Investors and the plan of distribution as the Investors may reasonably and promptly propose no later than two (2) Trading Days after the Investors have been so furnished with copies of such documents as aforesaid.

(b)(i) Subject to Section 2.1(d), prepare and file with the SEC such amendments, including post-effective amendments, to each Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective, as to the applicable Registrable Securities for the Effectiveness Period, and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; and (iii) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by the Registration Statement during the applicable period in accordance with the intended methods of disposition by the Investors thereof set forth in the Registration Statement as so amended or in such Prospectus as so supplemented.

(c)Notify the Investors as promptly as reasonably possible, and if requested by the Investors, confirm such notice in writing no later than two (2) Trading Days thereafter, of any of the following events: (i) the SEC notifies the Company whether there will be a “review” of any Registration Statement; (ii) any Registration Statement or any post-effective amendment is declared effective; (iii) the SEC issues any stop order suspending the effectiveness of any Registration Statement or initiates any Proceeding for that purpose; (iv) the Company receives notice of any suspension of the qualification or exemption from qualification of any Registrable Securities for sale in any jurisdiction, or the initiation or threat of any Proceeding for such purpose; or (v) the financial statements included in any Registration Statement become ineligible for inclusion therein or any Registration Statement or Prospectus or other document contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d)Use its commercially reasonable efforts to avoid the issuance of or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of any Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, as soon as possible.

(e)If requested by an Investor, provide such Investor and counsel to the lead investor, without charge, at least one conformed copy of each Registration Statement and each amendment thereto, including financial statements and schedules, and all exhibits to the extent requested by such Person (including those previously furnished or incorporated by reference) promptly after the filing of such documents with the SEC.

(f)Promptly deliver to each Investor, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Investors in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto to the extent permitted by federal and state securities laws and regulations.

(g)In the time and manner required by each Trading Market on which the Common Stock is listed, (i) prepare and file with such Trading Market an additional shares listing application covering all of the Registrable Securities; (ii) take all steps necessary to cause such Registrable Securities to be approved for listing on each such Trading Market as soon as possible thereafter; (iii) provide to each Investor evidence of such approval; and (iv) except as a result of the Excluded Events, during the Effectiveness Period, maintain the listing of such Registrable Securities on each such Trading Market or another Eligible Market.

(h)Prior to any public offering of Registrable Securities, use its commercially reasonable efforts to register or qualify or cooperate with the selling Investors in connection with the registration or qualification (or exemption from such registration or qualification) of such

Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any Investor requests in writing, to keep each such registration or qualification (or exemption therefrom) effective for so long as required, but not to exceed the duration of the Effectiveness Period, and to do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by a Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(i)Cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to a Registration Statement, which certificates shall be free, to the extent permitted by this Agreement and under law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Investors may reasonably request.

(j)Upon the occurrence of any event described in Sections 2.2(c)(iii), (iv) or (v), as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)Cooperate with any reasonable due diligence investigation undertaken by the Investors in connection with the sale of Registrable Securities, including, without limitation, by making available documents and information; provided that the Company will not deliver or make available to any Investor material, nonpublic information, unless such Investor requests in advance in writing to receive material, nonpublic information and agrees to keep such information confidential.

(l)Comply with all rules and regulations of the SEC applicable to the registration of the Registrable Securities.

(m)It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of any particular Investor or to make any Event Payments set forth in Section 2.1(d) that such Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it (if different from the Plan of Distribution set forth on Exhibit B hereto) as shall be reasonably required to effect the registration of such Registrable Securities and each Investor shall complete and execute such documents in connection with such registration as the Company may reasonably request.

(n)The Company shall comply with all applicable rules and regulations of the SEC under the Securities Act and the Exchange Act, including, without limitation, Rule 172, file any final Prospectus, including any supplement or amendment thereof, with the SEC pursuant to Rule 424, promptly inform the Investors in writing if, at any time during the Effectiveness Period, the Company does not satisfy the conditions specified in Rule 172 and, as a result thereof, the Investors are required to make available a Prospectus in connection with any disposition of Registrable Securities and take such other actions as may be reasonably necessary to facilitate the registration of the Registrable Securities hereunder.

(o)Not identify any Investor as an underwriter without its prior written consent in any public disclosure or filing with the SEC, the Trading Market, or any Eligible Market and any Investor being deemed an underwriter by the SEC shall not relieve the Company of any obligations it has under this Agreement; provided, however, that the foregoing shall not prohibit the Company from including the disclosure found in the “Plan of Distribution” attached hereto as Exhibit B in the Registration Statement. In addition, and notwithstanding anything to the contrary contained herein, if the Company has received a comment from the SEC requiring an Investor to be named as an underwriter in the Registration Statement (which, notwithstanding the commercially reasonable efforts of the Company, is not withdrawn by the SEC) and such Investor elects in writing not to be named as a selling stockholder in the Registration Statement, the Investor shall not be entitled to any Event Payments with respect to such Registration Statement.

(p)Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to include Registrable Securities in a Registration Statement unless the Investor owning the Registrable Securities to be registered on such Registration Statement, following reasonable advance written request by the Company, furnishes to the Company, at least 10 Business Days prior to the scheduled filing date of such Registration Statement, an executed stockholder questionnaire in the form attached hereto as Exhibit C.

2.3Registration Expenses. The Company shall pay all fees and expenses incident to the performance of or compliance with Article II by the Company, including without limitation (a) all registration and filing fees and expenses, including without limitation, those related to filings with the SEC, any Trading Market and in connection with applicable state securities or Blue Sky laws, (b) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities), (c) messenger, telephone and delivery expenses, (d) fees and disbursements of counsel for the Company, (e) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement, and (f) all listing fees to be paid by the Company to the Trading Market.

2.4Indemnification

(a)Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Investor, the officers, directors, partners, members, agents and employees of each of them, each Person who controls any such Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners, members, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all

Losses, as incurred, arising out of or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any other certificate, instrument or document contemplated hereby or thereby, (iii) any cause of action, suit or claim brought or made against such Indemnified Party by a third party (including for these purposes a derivative action brought on behalf of the Company) arising out of or resulting from (y) the execution, delivery, performance or enforcement of this Agreement or any other certificate, instrument or document contemplated hereby or thereby, or (z) the status of an Indemnified Party as holder of the Registrable Securities, or (iv) any untrue or alleged untrue statement of a material fact contained in the Registration Statement, any Prospectus or any form of Company prospectus or in any amendment or supplement thereto or in any Company preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (A) such untrue statements, alleged untrue statements, omissions or alleged omissions are based solely upon information regarding such Investor furnished in writing to the Company by such Investor for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement, or (B) with respect to any prospectus, if the untrue statement or omission of material fact contained in such prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company to such Investor, and such Investor seeking indemnity hereunder was advised in writing not to use the incorrect prospectus prior to the use giving rise to Losses.

(b)Indemnification by Investors. Each Investor shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising solely out of any untrue statement of a material fact contained in the Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or relating to any omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished by such Investor in writing to the Company specifically for inclusion in such Registration Statement or such Prospectus or to the extent that (i) such untrue statements or omissions are based solely upon information regarding such Investor furnished to the Company by such Investor in writing expressly for use therein, or to the extent that such information relates to such Investor or such Investor’s proposed method of distribution of Registrable Securities and was reviewed and expressly approved by such Investor expressly for use in the Registration Statement (it being understood that the Plan of Distribution set forth on Exhibit B constitutes information reviewed and expressly approved by such Investor in writing expressly for use in the Registration Statement), such Prospectus or such form of Prospectus or in any amendment or supplement thereto. In no event shall the liability of any selling Investor hereunder be greater in amount than the dollar amount of the net proceeds received by such Investor upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Indemnified Parties unless: (i) the Indemnifying Party has agreed in writing to pay such fees and expenses; (ii) the Indemnifying Party shall have failed within forty-five (45) days of receiving notification of a Proceeding from an Indemnified Party to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of separate counsel shall be at the expense of the Indemnifying Party). It being understood, however, that the Indemnifying Party shall not, in connection with any one such Proceeding (including separate Proceedings that have been or will be consolidated before a single judge) be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, which firm shall be appointed by a majority of the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding. All reasonable fees and documented expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section 2.4) shall be paid to the Indemnified Party, as incurred, within twenty (20) Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

(d)Contribution. If a claim for indemnification under Sections 2.4(a) or (b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 2.4(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 2.4 was available to such party in accordance with its terms.

The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.4(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 2.4(d), no Investor shall be required to contribute, in the aggregate, any amount in excess of the amount by which the net proceeds actually received by such Investor from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Investor has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

The indemnity and contribution agreements contained in this Section 2.4 are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

2.5Dispositions. Each Investor agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement and shall sell its Registrable Securities in accordance with the Plan of Distribution set forth in the Prospectus. Each Investor further agrees that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 2.2(c)(iii), (iv) or (v), such Investor will discontinue disposition of such Registrable Securities under the Registration Statement until such Investor is advised in writing by the Company that the use of the Prospectus, or amended Prospectus, as applicable, may be used. The Company may provide appropriate stop orders to enforce the provisions of this paragraph. Each Investor, severally and not jointly with the other Investors, agrees that the removal of the restrictive legend from certificates representing Registrable Securities as set forth in Section 3.1(b) is predicated upon the Company’s reliance that such Investor will comply with the provisions of this Section 2.5.

2.6Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Investor not then eligible to sell all of their Registrable Securities without restriction or limitation under Rule 144 (including, without limitation, requirement to be in compliance with Rule 144(c)(1)), written notice of such determination and if, within ten (10) days after receipt of such notice, any such Investor shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Investor requests to be registered. Notwithstanding the foregoing, in the event that, in connection with any underwritten public offering, the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which such Investor has requested inclusion hereunder as the underwriter shall permit; provided, however, that (a) the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not contractually entitled to inclusion of such securities in such Registration Statement or are not contractually entitled to pro rata inclusion with the Registrable Securities, and (b) after giving effect to the immediately preceding proviso, any such exclusion of Registrable Securities shall be made pro rata among the Investors seeking to include Registrable Securities and the holders of other securities having the contractual right to inclusion of their securities in such Registration Statement by reason of demand registration rights, in proportion to the number of Registrable Securities or other securities, as applicable, sought to be included by each such Investor or other holder. If an offering in connection with which an Investor is entitled to registration under this Section 2.6 is an underwritten offering, then each Investor whose Registrable Securities are included in such Registration Statement shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering and shall enter into an underwriting agreement in a form and substance reasonably satisfactory to the Company and the underwriter or underwriters. Upon the effectiveness of a Registration Statement for which piggy-back registration has been provided in this Section 2.6, any Event Payments payable to an Investor whose Registrable Securities are included in such registration statement shall terminate.

Article III.
OTHER AGREEMENTS OF THE PARTIES

3.1Transfer Restrictions.

(a)The Investors covenant that the Registrable Securities will only be disposed of pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act, and in compliance with any applicable state securities laws. In connection with any transfer of Registrable Securities other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration under the Securities Act. Notwithstanding the foregoing, the Company hereby consents to and agrees to register on the books of the Company and with the Transfer Agent, without any such legal opinion, any transfer of Registrable Securities by an Investor to an Affiliate of such Investor, provided that the transferee certifies to the Company that it is an “accredited investor” as defined in Rule 501(a) under the Securities Act; and provided, further, that such Affiliate does not request any removal of any existing legends on any certificate evidencing the Registrable Securities. The Company shall cause its counsel to provide any legal opinions required by its transfer agent.

(b)The Investors agree to the imprinting, until no longer required by this Section 3.1(b), of the following legend on any certificate evidencing any of the Registrable Securities:

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY APPLICABLE STATE SECURITIES LAWS AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Registrable Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account of The Depository Trust Company (“DTC”), if, following the termination of any lock-up provisions included in the Amendments, and unless otherwise required by state securities laws, (i) such Registrable Securities are registered for resale under the Securities Act and are transferred to the Investor pursuant to a registration statement that is effective at the time of such transfer, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, the form and substance of which opinion shall be reasonably acceptable to the Company, that the sale, assignment or transfer of the Registrable Securities may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that the Registrable Securities can be sold, assigned or transferred pursuant to Rule 144 or have been sold under Rule 144. If the Company shall fail for any reason or for no reason to issue to the holder of the Registrable Securities within three (3) Trading Days after the holder has provided reasonable evidence to the Company of the occurrence of any of (i) through (iii) above (the date such evidence is provided to the Company, the “Removal Date”), a certificate without such legend to the holder or to issue such Registrable Securities to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such Trading Day the holder purchases (in an open market transaction or otherwise) the Common Stock issued to the Investors pursuant to this Agreement to deliver in satisfaction of a sale by the holder of such Registrable Securities that the holder anticipated receiving without legend from the Company (a “Buy-In”), then the Company shall, within three (3) Business Days after the holder’s request and in the holder’s discretion, either (1) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions, if any) for the Common Stock issued to Investors so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such unlegended Registrable Securities shall terminate, or (2) promptly honor its obligation to deliver to the holder such unlegended Registrable Securities as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the Removal Date.

(c)The Company will not object to and shall permit (except as prohibited by law) an Investor to pledge or grant (“Pledge”) a security interest in some or all of the Registrable Securities in connection with a bona fide margin agreement or other loan or financing arrangement secured by the Registrable Securities, and if required under the terms of such agreement, loan or arrangement, the Company will not object to and shall permit (except as prohibited by law) such Investor to transfer pledged or secured Registrable Securities to the pledges or secured parties; provided, that following such Pledge, the Registrable Securities shall continue to have the restrictive legends set forth in Section 3.1(b) unless the legends may be removed pursuant to the provisions of Sections 3.1(b)(i), (ii) or (iii). Except as required by law, such a pledge or transfer would not be subject to approval of the Company, no legal opinion of the pledgee, secured party or pledgor shall be required in connection therewith, and no notice shall be required of such pledge. Each Investor acknowledges that the Company shall not be responsible for any pledges relating to, or the grant of any security interest in, any of the Registrable Securities or for any agreement, understanding or arrangement between any Investor and its pledgee or secured party. The Company will execute and deliver such reasonable documentation as a pledgee or secured party of Registrable Securities may reasonably request in connection with a pledge or transfer of the Registrable Securities, including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder. Provided that the Company is in compliance with the terms of this Section 3.1(c), the Company’s indemnification obligations pursuant to Section 2.4 shall not extend to any Proceeding or Losses arising out of or related to this Section 3.1(c).

3.2Furnishing of Information. Until the date that any Investor owning the Registrable Securities may sell all of them without restriction or limitation under Rule 144 (including, without limitation, the requirement to be in compliance with Rule 144(c)(1)), the Company covenants to use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act.

3.3Integration. The Company shall not, and shall use its commercially reasonably efforts to ensure that no Affiliate thereof shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Registrable Securities in a manner that would require the registration under the Securities Act of the sale of the Registrable Securities to the Investors pursuant to the Amendments or that would be integrated with the offer or sale of the Registrable Securities for purposes of the rules and regulations of any Trading Market.

3.4Form D and Blue Sky. The Company agrees to file a Form D with respect to the Registrable Securities as required under Regulation D. The Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Registrable Securities for sale to the Investors at the Closing pursuant to the Amendments under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Investors on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Registrable Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

Article IV.
MISCELLANEOUS

4.1Termination. This Agreement shall terminate upon the time as there are no Registrable Securities, except that Section 2.4 and this Article IV shall survive any such termination.

4.2Fees and Expenses. Except as expressly set forth in this Agreement or the Amendments to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of their applicable Registrable Securities.

4.3Entire Agreement. This Agreement, together with the exhibits hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, without further consideration, the Company will execute and deliver to the Investors such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under this Agreement.

4.4Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 4.5 prior to 6:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number or email address specified in this Section 4.5 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (c) the Trading Day following the date of deposit with a nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The addresses, facsimile numbers and email addresses for such notices and communications are those set forth on the signature pages hereof, or such other address or facsimile number as may be designated in writing hereafter, in the same manner, by any such Person.

4.5Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and each of the Investors or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Investors under Article II may be given by the Investors holding at least two-thirds (2/3) of the Registrable Securities to which such waiver or consent relates.

4.6Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. Unless otherwise specified, the terms “hereof,” “herein” and similar terms refer to this Agreement as a whole, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. For purposes of this Agreement, the words, “include,” “includes” and “including,” when used herein, shall be deemed in each case to be followed by the words “without limitation.” The terms “dollars” and “$” shall mean United States dollars. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

4.7Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors. Any Investor may assign its rights under this Agreement to any Person to whom such Investor assigns or transfers any Registrable Securities; provided that (a) such transferor agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company after such assignment, (b) the Company is furnished with written notice of (i) the name and address of such transferee or assignee and (ii) the Registrable Securities with respect to which such registration rights are being transferred or assigned, (c) following such transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the Securities Act and applicable state securities laws, (d) such transferee agrees in writing to be bound, with respect to the transferred Registrable Securities, by the provisions hereof that apply to the “Investors”, and (e) such transfer shall have been made in accordance with the applicable requirements of this Agreement and with all laws applicable thereto.

4.8Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Company and each Investor and their respective successors and permitted assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, other than those persons mentioned in the preceding sentence or otherwise explicitly mentioned in this Agreement, any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that each Indemnified Party is an intended third party beneficiary of Section 2.4 and may enforce the provisions of Section 2.4 directly against the parties with obligations thereunder.

4.9Governing Law; Venue; Waiver of Jury Trial. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE COMPANY AND THE INVESTORS HEREBY IRREVOCABLY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN FOR THE ADJUDICATION OF ANY DISPUTE BROUGHT BY THE COMPANY OR ANY INVESTOR HEREUNDER, IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVE, AND AGREE NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING BROUGHT BY THE COMPANY OR ANY INVESTOR, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, OR THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY AND INVESTORS HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY.

4.10Survival. The representations and warranties, agreements and covenants contained herein shall survive the Closing.

4.11Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

4.12Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

4.13Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Amendments and the documents arising out of or in connection thereof, including, the Third Amendment to Conditional Share Purchase Agreement and Conversion Agreement, as may be amended from time to time, whenever any Investor exercises a right, election, demand or option owed to such Investor by the Company under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then, prior to the performance by the Company of the Company’s related obligation, such Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

4.14Replacement of Securities. If any certificate or instrument evidencing any Registrable Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Registrable Securities.

4.15Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investors and the Company will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation (other than in connection with any action for temporary restraining order) the defense that a remedy at law would be adequate.

4.16Independent Nature of Investors’ Obligations and Rights. The obligations of each Investor under this Agreement are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under this Agreement. Nothing contained herein, and no action taken by any Investor pursuant hereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement. Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no other Investor will be acting as agent of such Investor in connection with monitoring its investment hereunder. Each Investor shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

THE COMPANY:

CAREDX, INC.

By: /s/ Peter Maag, Ph.D.

Name: Peter Maag, Ph.D.

Title: President and Chief Executive Officer

Address for Notices:

3260 Bayshore Blvd

Brisbane, CA 94005

Facsimile No.:

Telephone No.:

Attn: Chief Executive Officer

With a copy to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Facsimile: (650) 320-1904

Telephone: (650) 320-1804

Attn: Jeffrey T. Hartlin

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTORS:

FastPartner AB

By: /s/ Sven-Olof Johansson

Name: Sven-Olof Johnasson

Title: CEO

Address for Notices:

________________________________

_________________________________

Facsimile No.: ______________________

Telephone No.: ______________________

Attn: _______________________________

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTORS:

Midroc Invest AB

By: /s/ Göran Linder and David Sundin

Name: Göran Linder and David Sundin

Title: Managing Directors

Address for Notices:

________________________________

_________________________________

Facsimile No.: ______________________

Telephone No.: ______________________

Attn: _______________________________

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

INVESTORS:

Xenella Holding AB

By: /s/ Oscar Ahigren

Name: Oscar Ahigren

Title: Director

Address for Notices:

________________________________

_________________________________

Facsimile No.: ______________________

Telephone No.: ______________________

Attn: _______________________________

[Signature Page to Registration Rights Agreement]

Exhibit A

Schedule of Investors

Investor	Shares of Common Stock
FastPartner AB	1,167,461
Midroc Invest AB	1,311,345
Xenella Holding AB	335,493
TOTAL	2,814,299

A-1

Exhibit B

Plan of Distribution

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as a principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling

B-1

beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of our common stock and activities of the Selling Stockholders.

B-2

Exhibit C

Form of Selling Stockholder Questionnaire

CAREDX, INC.

SELLING STOCKHOLDER NOTICE AND QUESTIONNAIRE

The undersigned holder of shares of common stock of CareDx, Inc. (the “Company”) understands that the Company intends to file with the Securities and Exchange Commission a registration statement on Form S-1 (the “Resale Registration Statement”) for the registration and the resale under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”), of the Conversion Shares and the Additional Repayment Shares in accordance with the terms of the Third Amendment to Conditional Share Purchase Agreement and Conversion Agreement, dated July 1, 2017, by and between the Company and the undersigned holder (the “Amendment”).  All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Amendment.

In order to sell or otherwise dispose of any Conversion Shares or Additional Repayment Shares pursuant to the Resale Registration Statement, a holder of Conversion Shares or Additional Repayment Shares generally will be required to be named as a selling stockholder in the related prospectus or a supplement thereto (as so supplemented, the “Prospectus”), deliver the Prospectus to purchasers of Conversion Shares or Additional Repayment Shares (including pursuant to Rule 172 under the Securities Act) and be bound by the provisions of the Amendment (including certain indemnification provisions, as described therein).  Holders must complete and deliver this notice and questionnaire (“Notice and Questionnaire”) in order to be named as selling stockholders in the Prospectus.  Certain legal consequences arise from being named as a selling stockholder in the Resale Registration Statement and the Prospectus.  Holders of Conversion Shares or Additional Repayment Shares are advised to consult their own securities law counsel regarding the consequences of being named or not named as a selling stockholder in the Resale Registration Statement and the Prospectus.

NOTICE

The undersigned holder (the “Selling Stockholder”) of Conversion Shares or Additional Repayment Shares hereby gives notice to the Company of its intention to sell or otherwise dispose of Conversion Shares or Additional Repayment Shares owned (or to be owned) by it and listed below in Item 3(b) pursuant to the Resale Registration Statement.  The undersigned, by signing and returning this Notice and Questionnaire, understands and agrees that it will be bound by the terms and conditions of this Notice and Questionnaire and the Amendment.

The undersigned hereby provides the following information to the Company and represents and warrants that such information is materially accurate and complete:

QUESTIONNAIRE

Article I.Name:

1.1Full legal name of the Selling Stockholder:

1.2	Full legal name of the registered holder (if not the same as Item 1(a) above) through which the Conversion Shares and Additional Repayment Shares listed in Item (3) below are held:

1.3

Full legal name of any natural control person (which means a natural person who directly or indirectly alone or with others has power to vote or dispose of the Conversion Shares and Additional Repayment Shares listed in Item (3) below):

Article II.Notices to Selling Stockholder:

(a)Address:

(b)Telephone:

(c)Fax:

(d)Contact person:

(e)E-mail address of contact person:

Article III.Beneficial Ownership of Conversion Shares and Additional Repayment Shares:

(a)	Type and number of Conversion Shares beneficially owned and Additional Repayment Shares to be beneficially owned (to the extent the Stockholder Approval is obtained):

(b)	Number of shares of Common Stock to be registered for resale pursuant to this Notice and Questionnaire:

Article IV.Broker-Dealer Status:

(a)Are you a broker-dealer?

Yes ☐No ☐

(b)

If you answered “yes” to Item 4(a) above, did you receive your Conversion Shares or will you receive your Additional Repayment Shares (to the extent issued) as compensation for investment banking services provided to the Company?

Yes ☐No ☐

Note:If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

(c)Are you an affiliate of a broker-dealer?

Yes ☐No ☐

If you answered “yes”, provide a narrative explanation below:

(d)

If you are an affiliate of a broker-dealer, do you certify that you bought the Conversion Shares and Additional Repayment Shares (to the extent issued) in the ordinary course of business, and at the time of the purchase of the Conversion

Shares to be resold, you had no agreements or understandings, directly or indirectly, with any person to distribute the Conversion Shares or Additional Repayment Shares?

Yes ☐No ☐

Note:If you answered “no”, the SEC’s staff has indicated that you should be identified as an underwriter in the Resale Registration Statement.

Article V.Beneficial Ownership of Other Securities of the Company Owned by the Selling Stockholder:

Except as set forth below in this Item 5, the undersigned is not the beneficial or registered owner of any securities of the Company, other than the Conversion Shares and Additional Repayment Shares listed above in Item 3.

Type and amount of other securities beneficially owned:

Article VI.Relationships with the Company:

(a)

Have you or any of your affiliates, officers, directors or principal equity holders (owners of 5% or more of the equity securities of the undersigned) held any position or office or have you had any other material relationship with the Company (or its predecessors or affiliates) within the past three years?

Yes ☐No ☐

(b)	If your response to Item 6(a) above is “yes”, please state the nature and duration of your relationship with the Company:

Article VII.Plan of Distribution:

The undersigned has reviewed the form of Plan of Distribution attached as Annex A hereto, and hereby confirms that, except as set forth below, the information contained therein regarding the undersigned and its plan of distribution is correct and complete.

State any exceptions here:

The undersigned agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof and prior to the effective date of any applicable Resale Registration Statement.  All notices hereunder shall be delivered as set forth in the Amendment.  In the absence of any such notification, the Company shall be entitled to continue to rely on the accuracy of the information in this Notice and Questionnaire.

By signing below, the undersigned consents to the disclosure of the information contained herein in its answers to Items 1 through 7 above and the inclusion of such information in the Resale Registration Statement and the Prospectus.  The undersigned understands that such information will be relied upon by the Company in connection with the preparation or amendment of any such Resale Registration Statement and Prospectus.

By signing below, the undersigned acknowledges that it understands its obligation to comply, and agrees that it will comply, with the provisions of the Exchange Act and the rules and regulations thereunder, particularly Regulation M in connection with any offering of Conversion Shares or Additional Repayment Shares pursuant to the Resale Registration Statement.  The undersigned also acknowledges that it understands that the answers to this Notice and Questionnaire are furnished for use in connection with registration statements filed pursuant to the Amendment and any amendments or supplements thereto filed with the SEC pursuant to the Securities Act.

The undersigned confirms that, to the best of his/her knowledge and belief, the foregoing answers to this Notice and Questionnaire are correct.

IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Notice and Questionnaire to be executed and delivered either in person or by its duly authorized agent.

Dated:  _____________, 2017

Beneficial Owner:

_______________________________________

Name of Entity

By:____________________________________
Name: _________________________________
Title: __________________________________

Annex A to Selling Stockholder Questionnaire

Plan of Distribution

The Selling Stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Stockholder. The Selling Stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed a supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act supplementing or amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The Selling Stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Stockholder. If we are notified by any Selling Stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the Selling Stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of our common stock and activities of the Selling Stockholders.